SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 9, 2003

KIMBALL INTERNATIONAL, INC. RETIREMENT PLAN

(Exact name of registrant as specified in its charter)

Indiana	333-56048	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

On June 9, 2003, Kimball International, Inc. decided to dismiss Crowe Chizek and Company LLC ("Crowe Chizek") as its independent auditors for the Kimball International, Inc. Retirement Plan (the "Plan") and to engage Deloitte & Touche LLP to serve as the Plan's new independent auditors.  Deloitte & Touche will complete the annual audit of the Plan's financial statements for the year ended June 30, 2003. This decision was made by the Plan's Advisory Committee, acting under its authority as granted by the Board of Directors of Kimball International, Inc., the Plan sponsor.

During the two most recent fiscal years ended June 30, 2002 and 2001, and the subsequent interim period through June 9, 2003, there were no disagreements with Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Crowe Chizek's satisfaction, would have caused Crowe Chizek to make reference to the subject matter in connection with their report on the Plan's financial statements for such years; and there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Crowe Chizek on the financial statements of the Plan as of and for the fiscal years ended June 30, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided Crowe Chizek with a copy of the foregoing disclosures. A copy of Crowe Chizek's letter, dated June 9, 2003, stating its agreement with such statements is attached as Exhibit 16.

During the two most recent fiscal years ended June 30, 2002, and the subsequent interim period through June 9, 2003, the Plan did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

(16)  Letter from Crowe Chizek and Company LLC regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KIMBALL INTERNATIONAL, INC. RETIREMENT PLAN

By:	/s/ John H. Kahle

JOHN H. KAHLE Member, Retirement Plan Advisory Committee

Date: June 9, 2003

Exhibit Index

Exhibit No.	Description

16	Letter from Crowe Chizek and Company LLC regarding change in certifying accountant